Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated July 25, 2012, with respect to the consolidated financial statements included in the Annual Report of Daegis Inc. (formerly Unify Corporation) on Form 10-K for the year ended April 30, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements of Daegis Inc. (formerly Unify Corporation) on Form S-1 (File No. 333-168282, effective October 7, 2010), on Form S-3 (File No. 333-161645, effective November 12, 2009), on Form S-4 (File No. 333-158848, effective May 14, 2009), and on Forms S-8 (File No. 333-13203, effective October 1, 1996, File No. 333-61705, effective August 18, 1998, File No. 333-92973, effective December 17, 1999, File No. 333-71814, effective October 18, 2001, File No. 333-98633, effective August 23, 2002, File No. 333-120750, effective November 24, 2004, File No. 333-149905, effective March 26, 2008 and File No. 333-169725, effective October 1, 2010).

/s/ GRANT THORNTON LLP

San Jose, California
July 25, 2012